UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT

FORM S-1/5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PB Properties & Investments, Inc.
(Exact Name of registrant in its charter)

Nevada	6531	26-3568952
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11248 Vintners Lane
Las Vegas, Nevada 89138
(702) 683-3334
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 2705 Airport Drive
N. Las Vegas, NV 89032
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 2705 Airport Drive
N. Las Vegas, NV 89032 Telephone (702) 382-1714 Fax (702) 382-1759

Approximate date of proposed sale to the public: Completed.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. .       .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

DEREGISTRATION OF SECURITIES

On November 5, 2008, PB Properties & Investments, Inc. (the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission offering a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. On Dec. 24, 2008, the registration statement under Rule 419 was declared effective. Prior to May 2009 the issuer sold 402,000 shares for $20,100. Under Rule 419 the issuer had until June 24, 2010 to complete an acquisition meeting all of the requirements including completion of a reconfirmation offering. As the reconfirmation offering cannot be completed before that date, all 2,000,000 of the previously registered shares including the 402,000 sold in the offering are hereby deregistered. Pursuant to Rule 419, the issuer will within 5 days of June 24, 2010 or within 5 days of the effectiveness of this post effective amendment return pro rata the investment to the investors in the 419 offering pursuant to Rule 419.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on June 14, 2010.

PB Properties, Inc.
(Registrant)

By: /s/ Carlos Espinosa
Carlos Espinosa, President, CFO, CEO, Sec. Treas, Dir.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Espinosa	President, Secretary, Director, Chief Executive Officer, Principal Executive Officer	June 14, 2010
Carlos Espinosa

/s/ Carlos Espinosa	Treasurer, Chief Financial Officer, Principal Accounting Officer	June 14, 2010
Carlos Espinosa

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